SECOND AMENDMENT

TO

PARTICIPATION AGREEMENT

Second Amendment, effective October 15, 2013 to the Participation Agreement (the “Agreement”), dated January 1, 1997, as amended, by and among MONY Life Insurance Company of America (the “Company”), Van Eck VIP Trust (flkla Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation and Van Eck Associates Corporation (collectively, the “Parties”).

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. All references to “Van Eck Worldwide Insurance Trust” are hereby replaced with “Van Eck VIP Trust”.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Second Amendment as of the date first above set forth.

VAN ECK VIP TRUST
VAN ECK SECURITIES CORPORATION
VAN ECK CORPORATION

By:
Name:	Jonarthan R. Simon
Title:	VP
Date:	10/15/13

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:

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SECOND AMENDMENT

TO

PARTICIPATION AGREEMENT

Second Amendment, effective October 15. 2013 to the PaIiicipation Agreement (the “Agreement”), dated January 1, 1997, as amended, by and among MONY Life Insurance Company of America (the “Company”), Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation and Van Eck Associates Corporation (collectively, the ·‘PaIiies”).

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

The Pmiies hereby agree to amend the Agreement as follows:

1. All references to “Van Eck Worldwide Insurance Trust” are hereby replaced with “Van Eck VIP Trust”.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Patiies have executed and delivered this Second Amendment as of the date first above set forth.

VAN ECK VIP TRUST
VAN ECK SECURITIES CORPORATION
VAN ECK ASSOCIATES CORPORATION

By:
Name:
Title:
Date:

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:

SCHEDULE A

Name of Separate Account	Contracts Funded by Separate Account
MONY Life Insurance Company of America Separate Account L	All Contracts
MONY Life Insurance Company of America Separate Account A	All Contracts
MONY Life Insurance Company of America Separate Account P	All Contracts
MONY Life Insurance Company of America Separate Account K	All Contracts

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